Exhibit 10.15
EMPLOYMENT AGREEMENT AMENDMENT
     The undersigned and AdStar, Inc., hereby agree that upon the effective date of the new Employment Agreement between them to be executed on the date hereof, the annual rate of compensation specified therein shall be reduced by five percent (5%) to a rate of $202,160 per annum, such reduction to continue until 10 days after the undersigned provides written notice to AdStar of the revocation of this voluntary salary reduction, or in the absence of notice, until the expiration of the term of the Agreement.
Dated: December 21, 2005

AdStar, Inc.

by:

Leslie Bernhard		Eli Rousso,
Executive Vice President